Exhibit 10.1

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 31, 2019, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and DURECT CORPORATION, a Delaware corporation with offices located at 10260 Bubb Road, Cupertino, CA 95014 (“Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of July 28, 2016 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of February 28, 2018 and that certain Second Amendment to Loan and Security Agreement dated as of November 1, 2018, collectively, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Collateral Agent and Lenders (i) modify the repayment schedule (ii) extend the Maturity Date and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.5 (Fees).  New Section 2.5(g) is hereby added to the Loan Agreement to read as follows:

“(g)Third Amendment Fee.A fully earned, non-refundable amendment fee of Eight Hundred Twenty-Five Thousand Dollars ($825,000.00) (the “Third Amendment Fee”) to be shared between the Lenders pursuant to their respective Commitment Percentages due and payable on January 3, 2020;”

2.2Section 10 (Notices). Borrower’s notice information in Section 10 of the Loan Agreement hereby is amended and restated as follows:

“If to Borrower:	DURECT Corporation 10260 Bubb Road Cupertino, CA 95014 Attn: Michael H. Arenberg Email: mike.arenberg@durect.com
with a copy (which shall not constitute notice) to:	Orrick Herrington & Sutcliffe 51 West 52nd Street New York, NY 10019-6142 Attn: Stephen Thau email: sthau@orrick.com”

2.3Section 13.1 (Definitions).  The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is December 1, 2021.

“Maturity Date” is May 1, 2024.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Third Amendment Effective Date, two and one half percent (2.50%) of the principal amount of such Term Loan prepaid;

(ii)for a prepayment made after the date which is after the first anniversary of the Third Amendment Effective Date through and including the second anniversary of the of the Third Amendment Effective Date, one and one half percent (1.50%) of the principal amount of such Term Loan prepaid; and

(iii)for a prepayment made after the second anniversary of the Third Amendment Effective Date and prior to the Maturity Date, three-quarters of one percent (0.75%) of the principal amount of such Term Loan prepaid.

“Third Amendment Effective Date” is December 31, 2019.

3.Limitation of Amendment.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, (ii) the due execution and delivery to Collateral Agent of the Corporate Borrowing Certificate attached hereto as Exhibit A, and (iii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

7.Condition Subsequent.  As a condition subsequent to this Amendment, Borrower agrees to pay the Third Amendment Fee as required by Section 2.5(g) of the Loan Agreement by no later January 3, 2020.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER: OXFORD FINANCE LLC By: /s/ Joshua Friedman Name: Joshua Friedman Title: Chief Financial Officer

BORROWER: DURECT CORPORATION By: /s/ Michael H. Arenberg Name: Michael H. Arenberg Title: Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]

CORPORATE BORROWING CERTIFICATE

Borrower:	DURECT CORPORATION	Date: December 31, 2019
Lenders	OXFORD FINANCE LLC, as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by the Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Collateral Agent and Lenders may rely on them until Collateral Agent and each Lender receives written notice of revocation from Borrower.

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Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
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Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Lenders.

Execute Loan Documents.  Execute any loan documents Collateral Agent or any Lender requires.

Grant Security.  Grant Collateral Agent and Lenders a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as	[print title]

of the date set forth above.

By:
Name:
Title: